Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Staffing 360 Solutions, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-252059), Form S-3 (No. 333-230503, No. 333-22181, No. 333-216666, and No. 333-208910), and Form S-8 (No. 333-207265) of Staffing 360 Solutions, Inc. of our report dated April 16, 2021, relating to the consolidated financial statements which appears in this Form 10K. Our report contains an explanatory paragraph regarding Staffing 360 Solutions, Inc’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

April 16, 2021